Spectral Capital Corporation Closes Telvantis Acquisition as Important Milestone Toward 2026 $450 Million Profitable Revenue Goal

Earn out provisions of agreement provide for a minimum of $240,000,000 in profitable revenues and target $10,000,000 in net earnings for 2026

Seattle, WA, January 5, 2026- Spectral Capital Corporation (OTCQB: FCCN) (“Spectral” or the “Company”) today announced that it has completed the acquisition of Telvantis Voice Services, Inc. (“Telvantis Voice”), effective December 31, 2025, pursuant to the Definitive Stock Purchase Agreement previously announced on December 29, 2025.

Under the terms of the transaction, Spectral acquired 100% of the issued and outstanding equity of Telvantis Voice Services, Inc. in exchange for shares of Spectral common stock. Consideration includes 1,500,000 shares issued at closing and the potential issuance of up to an additional 8,500,000 shares upon the achievement of specified post-closing performance milestones, for a maximum aggregate consideration of 10,000,000 shares.

The earn-out shares are tied to Telvantis Voice’s achievement of defined revenue and operating profit thresholds during fiscal year 2026 and are subject to contractual lock-up, ownership limitation, and other customary provisions. All shares issued in connection with the transaction are restricted securities.

Telvantis Voice is a telecommunications services platform focused on enterprise-grade voice, routing, and communications infrastructure. The acquisition represents a key step in Spectral’s strategy to assemble and integrate operating digital infrastructure businesses with established revenue bases, supporting the Company’s longer-term objective of achieving $450 million in profitable revenue in 2026 through a combination of organic growth and acquisitions.

Jenifer Osterwalder, Chief Executive Officer of Spectral Capital Corporation, commented:

“The closing of the Telvantis Voice acquisition is an important milestone in Spectral’s execution plan. Telvantis brings operating scale and infrastructure that align with our broader strategy as we work toward our 2026 revenue and profitability objectives.”

Telvantis Voice Services will be consolidated into Spectral’s financial statements beginning as of the closing date. Additional financial information relating to the acquisition will be provided in Spectral’s filings with the U.S. Securities and Exchange Commission.

About Spectral Capital Corporation

Spectral Capital (OTCQB: FCCN) is building the next generation of AI and quantum enabled digital infrastructure.  With an extensive patent and IP portfolio across AI and quantum technologies, Spectral is the acquirer of choice for digital infrastructure including telecommunications, voice, SMS technologies and edge data centers. Spectrals’ strategy combines original invention, an active pending‑patent pipeline, and disciplined productization to create durable value across enterprise and SMB markets. For more information visit Spectral Capital.

Contact:

Contact@spectralcapital.com

www.spectralcapital.com

Forward-Looking Statements

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